EXHIBIT (23)-1-

                     CONSENT OF INDEPENDENT AUDITORS


     We consent to incorporation by reference in the registration statement (Post-effective amendment No. 2 on Form S-3 to Form S-14 (No. 2-93037)) of Unimar Company of our report dated February 12, 1996, relating to the consolidated balance sheet of Unimar Company and subsidiaries as of December 31, 1995 and the related consolidated statement of earnings, cash flows and changes in partners' capital for the year ended December 31, 1995 and all related schedules, which report appears in the December 31, 1995 annual report on Form 10-K of Unimar Company.


                                                    KPMG Peat Marwick LLP








Houston, Texas
March 19, 1996